Exhibit 4.2

Dated as of August 8, 2003

VALE OVERSEAS LIMITED,

as Issuer

and

COMPANHIA VALE DO RIO DOCE,

as Guarantor

and

JPMORGAN CHASE BANK,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

U.S.$300,000,000

Series A and Series B

9% Guaranteed Notes due 2013

1

i

Second Supplemental Indenture, dated as of August 8, 2003, among VALE OVERSEAS LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the “Company”), having its principal office at Walker House, P.O. Box 908 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands, COMPANHIA VALE DO RIO DOCE, a company organized under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal office at Avenida Graça Aranha, No. 26, 17° Andar, 20005-900 Rio de Janeiro, RJ, Brazil, and JPMORGAN CHASE BANK, a bank duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 4 New York Plaza, New York, New York 10004, as Trustee (herein called the “Trustee”) to the Indenture, dated as of March 8, 2002, among the Company, the Guarantor and the Trustee (herein called the “Original Indenture”).

W I T N E S S E T H :

Whereas, the Original Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company carrying the Guaranty of the Guarantor, and Section 9.1 of the Original Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

Whereas, the Company and the Guarantor desire by this Second Supplemental Indenture to create two series of Securities to be issuable under the Original Indenture, as supplemented by this Second Supplemental Indenture, and to be known as the Company’s 9% Series A Guaranteed Notes due 2013 (the “Series A Notes”) and the Company’s 9% Series B Guaranteed Notes due 2013 (the “Series B Notes”, and, together with the Series A Notes, the “Notes”), which are to be limited in aggregate principal amount as specified in this Second Supplemental Indenture and the terms and provisions of which are to be as specified in this Second Supplemental Indenture;

Whereas, the Company and the Guarantor have agreed, under and subject to the Registration Rights Agreement to exchange the Series A Notes, which will be offered under Rule 144A and Regulation S of the Securities Act for Series B Notes which will be registered under the Securities Act;

Whereas, the Company and the Guarantor have duly authorized the execution and delivery of this Second Supplemental Indenture to establish the Notes as series of Securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for the benefit of the Holders thereof and the Trustee; and

Whereas, all things necessary to make this Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, Therefore, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Original Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

It is hereby covenanted and agreed that the terms and conditions upon which the Notes are issued, authenticated, delivered and accepted by all Persons (as defined on the Original Indenture) who shall from time to time be or become the Holders thereof, which said terms and conditions the Trustee hereby accepts and agrees to discharge pursuant to the terms hereof, are as follows:

1	Definitions

1.1	Provisions of the Original Indenture

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

1.2	Definitions

For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

1.2.1	any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Second Supplemental Indenture;

1.2.2	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

1.2.3	all terms used in this Second Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except as otherwise provided in this Second Supplemental Indenture;

1.2.4	the term “Securities” as defined in the Original Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

1.2.5	the following terms have the meanings given to them in this Section 1.2.5.

“Agent Member Transferee” has the meaning specified in Section 2.3.2 hereof.

“Agent Member Transferor” has the meaning specified in Section 2.3.2 hereof.

“Applicable Procedures” means with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Distribution Compliance Period” means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Series A Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S notice of such day to be given by the Company to the Trustee and (ii) the day on which the closing of the offering of the Series A Notes pursuant to the Purchase Agreement occurs.

“Event of Default” shall have the same meaning as set forth in the Original Indenture.

“Exchange Offer” means the “Exchange Offer” contemplated by the Registration Rights Agreement, i.e. the exchange of the Series A Notes for Series B Notes which are subject to a registration statement declared effective by the Commission.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes and shall be Global Securities for purposes of the Original Indenture.

“Governmental Authority” means any public legal entity or public agency of Brazil, including, but not limited to, any central bank, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Brazil including, but not limited to, any central bank.

“Government of Brazil” means the government of Brazil or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Initial Purchasers” means the initial purchasers of the Series A Notes listed in Schedule I to the Purchase Agreement.

“Notes” has the meaning specified in the recitals hereof.

“Owner Transferee” has the meaning specified in Section 2.3.2 hereof.

“Owner Transferor” has the meaning specified in Section 2.3.2 hereof.

“Permitted Holder” at any time means any Person who, at such time, is the holder of at least $5,000,000 in aggregate principal amount of Notes.

“Permitted Lien” shall have the meaning set forth in the Original Indenture, except that references therein to “the date hereof” shall mean the date of this Second Supplemental Indenture and that the reference to Vitoria Energia in paragraph (v) thereof shall be deleted.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.5 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means the Purchase Agreement, dated August 1, 2003, among the Company, the Guarantor and the Initial Purchasers.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act.

“Registration Rights Agreement” has the meaning specified in Section 2.7 hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.2 hereof.

“Relevant Date” in respect of any payment means the date on which such payment first becomes due or (if the full amount of the monies payable has not been received by the Trustee on or prior to such due date) the date on which notice is given to the Holders that such monies have been so received.

“Restricted Global Note” has the meaning specified in Section 2.2 hereof.

“Restricted Global Transferred Amount” has the meaning specified in Section 2.3.2 hereof.

“Restricted Notes” means Notes offered and sold in their initial distribution in transactions exempt from the registration requirements of the Securities Act other than pursuant to Regulation S and shall include all Notes issued upon registration of transfer of, in exchange for or in lieu of Restricted Notes except as otherwise provided in Section 2.3 hereof.

“Restrictive Legends” has the meaning specified in Section 2.3.1 hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Series A Notes” has the meaning specified in the recitals hereof.

“Series B Notes” has the meaning specified in the recitals hereof.

“Shelf Registration Statement” means the Shelf Registration Statement contemplated by the Registration Rights Agreement, i.e. a registration statement with respect to the Series A Notes declared effective by the Commission.

“Stated Maturity Date” has the meaning specified in Section 2.1 hereof.

“Unrestricted Global Note” has the meaning specified in Section 2.2 hereof.

2	General Terms And Conditions of The Notes

2.1	Designation and Principal Amount

There is hereby authorized and established two series of Securities designated the 9% Series A Guaranteed Notes due 2013 and the 9% Series B Guaranteed Notes due 2013, initially limited to an aggregate principal amount of $300,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.5, 9.6 or 11.5 of the Original Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Original Indenture. The principal of the Notes shall be due and payable at the Stated Maturity Date.

The Company may, from time to time and without the consent of the Holders, issue additional notes on terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The Notes shall be known and designated as the “9% Guaranteed Notes due 2013” of the Company. Their Stated Maturity Date shall be on August 15, 2013, (the “Stated Maturity Date”). The Notes shall (subject to Section 10.6 of the Original Indenture) be unsecured and shall bear interest at the rate of 9% per annum, from August 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on August 15 and February 15, commencing February 15, 2004 (an “Interest Payment Date”), until the principal thereof is paid or made available for payment. To the extent interest due on any Interest Payment Date is not paid, interest shall accrue thereon at the Default Rate of Interest, except as provided herein, until such unpaid interest and interest accrued thereon are paid in full. As provided in the Registration Rights Agreement, in the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is not declared effective on or prior to February 15, 2004 then, pursuant to and subject to the Registration Rights Agreement, the interest rate on the Notes will increase by 0.25% per annum, and will increase an additional 0.25% per annum if the same is not completed or effective on May 15, 2004, for an aggregate maximum additional interest of 0.50% per annum. These additional amounts will be payable on the Notes, pursuant to and subject to the Registration Rights Agreement, until the earlier of (i) completion of the Exchange Offer, regardless of how many Notes are exchanged therein, (ii) effectiveness of the Shelf Registration Statement or (iii) the Notes becoming freely tradable under the Securities Act. The Notes shall have such other terms as are set forth therein.

The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

2.2	Forms Generally

The Notes shall be in substantially the forms set forth in this Section 2.2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Trustee shall authenticate (i) the Series A Notes for original issue on the date hereof in the aggregate principal amount of $[    ],000,000 and (ii) the Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order, which written order shall specify the amount of Series B Notes to be authenticated and the date of original issue thereof.

Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 2.2, with such applicable legends as provided herein (each, a “Restricted Global Note”). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, and by the Guarantor, in the case of the Guaranty endorsed thereon, and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.3 hereof.

Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 2.2, with such applicable legends as provided herein (each, a “Regulation S Global Note”). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company, and by the Guarantor, in the case of the Guaranty endorsed thereon, and authenticated by the Trustee as herein provided. After such time as the applicable Distribution Compliance Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an “Unrestricted Global Note”. The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.3 hereof.

Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of a Company Order as described above, the Trustee shall authenticate one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the Global Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee shall reduce accordingly the aggregate principal amount of the Global Notes accepted for exchange.

2.2.1	Form of Face of Note

[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY VALE OVERSEAS LIMITED, COMPANHIA VALE DO RIO DOCE AND THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.4.2 OF THE INDENTURE, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO VALE OVERSEAS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.3 OF THE SECOND SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — NEITHER THIS GLOBAL NOTE, THE GUARANTY HEREOF NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE, THE GUARANTY HEREOF NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE AS SET FORTH ABOVE, VALE OVERSEAS LIMITED MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. NOTES OWNED BY AN INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER OR A NON U.S. PERSON MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE SECOND SUPPLEMENTAL INDENTURE UNDER WHICH THE NOTES ARE ISSUED.]

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.3 OF THE SECOND SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — THIS NOTE AND THE GUARANTY HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES AND GUARANTY ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

VALE OVERSEAS LIMITED

[SERIES A] [SERIES B]

            % GUARANTEED NOTES DUE 2013

GUARANTEED BY COMPANHIA VALE DO RIO DOCE

[If Restricted Global Note - CUSIP Number [            ]

[If Regulation S Global Note - CINS Number [            ]/ ISIN

Number [            ]/Common Code Number [            ]]

[If Unrestricted Global Note – CUSIP Number [            ]]

No. [            ]                         $[            ]

Vale Overseas Limited, a company duly organized and existing under the laws of the Cayman Islands (herein called the “Company”, which term includes any successor Person under the Indenture, as supplemented by the Second Supplemental Indenture hereinafter referred to), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars [if the Note is a Global Note, then insert —, or such other principal amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on August 15, 2013, and to pay interest thereon from August 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on February 15 and August 15 in each year, commencing February 15, 2004 at the rate of 9% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the Default Rate of Interest, except as provided for herein, from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.6 of the Original Indenture. As provided in the Registration Rights Agreement, in the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is not declared effective on or prior to February 15, 2004 then, pursuant to and subject to the Registration Rights Agreement, the interest rate on the Notes will increase by 0.25% per annum, and will increase an additional 0.25% per annum if the same is not completed or effective on May 15, 2004, for an aggregate maximum additional interest of 0.50% per annum. These additional amounts will be payable on the Notes, pursuant to and subject to the Registration Rights Agreement, until the earlier of (i) completion of the Exchange Offer, regardless of how many Notes are exchanged therein, (ii) effectiveness of the Shelf Registration Statement or (iii) the Notes becoming freely tradable under the Securities Act.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture and Second Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or Second Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture, as supplemented by the Second Supplemental Indenture.

Payment of the principal of and interest on this Note will be made to the Person entitled thereto according to the Security Register at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts upon surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest payable on an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts with financial institutions in the United States specified by such Permitted Holders in such instructions. [if the Note is a Global Note, then insert — Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note will be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as supplemented by the Second Supplemental Indenture or be valid or obligatory for any purpose.

Executed as a Deed on the date first appearing below.

Dated:

VALE OVERSEAS LIMITED

By:
Name:
Title:

By:
Name:
Title:

The undersigned (the “Guarantor”) hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at the Stated Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under this Note.

In Witness Whereof, the Guarantor has caused this instrument to be duly endorsed.

Dated:

COMPANHIA VALE DO RIO DOCE

By:
Name:
Title:

By:
Name:
Title:

2.2.2	Form of Reverse of Note

This Note is a duly authorized issue of securities of the Company issued in one or more series (the “Securities”) under an Indenture, dated as of March 8, 2002 (herein called the “Original Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a Second Supplemental Indenture dated as of August 8, 2003 (herein called the “Second Supplemental Indenture”), among the Company, the Guarantor and JPMorgan Chase Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Original Indenture, as supplemented by the Second Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $300,000,000.

The full and punctual payment of the principal, premium, if any, and interest and all other amounts payable under this Note is irrevocably and unconditionally guaranteed by the Guarantor.

Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

If an Event of Default or Illegality Event with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Original Indenture, as supplemented by the Second Supplemental Indenture.

All payments of principal and interest in respect of the Notes shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or Brazil, or any Successor Jurisdiction or any authority therein or thereof having power to tax (“Foreign Taxes”) except to the extent that such Foreign Taxes are required by the Cayman Islands, Brazil, such Successor Jurisdiction or any such authority to be withheld or deducted. In the event of any withholding or deduction for any Foreign Taxes, the Company or the Guarantor, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note:

(i)	to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges which would not have been imposed but for (A) a connection between the Holder and the Cayman Islands or Brazil other than the mere holding of such Note and the receipt of payments with respect to such Note or (B) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection between the Cayman Islands, Brazil or a Successor Jurisdiction, or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(ii)	in respect of any such taxes, duties, assessments or other governmental charges with respect to a Note surrendered (if surrender is required) more than 30 days after the later of (x) the date on which such payment first became due and payable and (y) if the full amount due and payable has not been received by the Trustee on or prior to such date, the date on which notice is given to the Holders that the full amount is so received by the Trustee, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on the last day of such 30-day period;

(iii)	in respect of estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Note;

(iv)	in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the Notes or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

(v)	where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(vi)	in respect of any combination of the above.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s or the Guarantor’s obligation to pay Additional Amounts set forth in Clause (i) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Cayman Islands or Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and the Cayman Islands or Brazil), regulation (including proposed regulations) and administrative practice.

The Company or the Guarantor, as the case may be shall promptly provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company or the Guarantor, as the case may be shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Cayman Islands or Brazil or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture, the Second Supplemental Indenture or the issuance of the Notes or the Guaranty.

All references herein, in the Indenture or in the Second Supplemental Indenture, to principal, premium or interest in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture, the Second Supplemental Indenture and the Notes to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all such references to the Stated Maturity Date of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7 of the Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 90 days’ notice by mail, at any time, as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (iii) any Additional Amounts (as defined in the Indenture) which would otherwise be payable up to but not including the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of the Cayman Islands or Brazil or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), under which amendment or change of such laws, rules, or regulations or the interpretation thereof becomes effective on or after the date of the Second Supplemental Indenture, the Company would be obligated, after taking measures the Company considers reasonable to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Foreign Taxes at the rate of 15 percent.

The Indenture, as supplemented by a supplemental indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture, as supplemented, at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions

(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, as supplemented, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture, as supplemented, and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture as supplemented, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture as supplemented by the Second Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, as supplemented by the Second Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, the Second Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Illegality Event with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Illegality Event as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture or the Second Supplemental Indenture and no provision of this Note or of the Indenture or the Second Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and the Second Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 2.2 and 2.3 of the Second Supplemental Indenture) the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of [if the Note is not a Restricted Certificated Note, then insert — $1,000 and any multiple thereof] [if the Note is a Restricted Certificated Note, then insert — $100,000 and any integral multiple of $1,000 in excess thereof]. As provided in the Indenture, as supplemented by the Second Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due surrender of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert — This Note is a Global Note and is subject to the provisions of the Indenture and the Second Supplemental Indenture relating to Global Notes, including the limitations in Section 2.3 of the Second Supplemental Indenture on transfers and exchanges of Global Notes.]

This Note, the Indenture and the Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture, as supplemented by the Second Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as supplemented by the Second Supplemental Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — [                            ]

(Cust)

Custodian [                     ] under Uniform (Minor)

Gifts to Minors Act [                    ]

(State)

Additional abbreviations may also be used

though not in the above list.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Officer of Trustee or Notes Custodian

2.3	Transfers and Exchanges

2.3.1	Restricted Notes Restricted Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the applicable legend(s) (the “Restrictive Legends”) required to be set forth on the face of each Restricted Note pursuant to Section 2.2, unless compliance with the Transfer Restrictions shall be waived by the Company in writing delivered to the Trustee.

The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Company of evidence satisfactory to it (which may include an opinion of independent counsel experienced in matters of United States federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144 promulgated under the Securities Act, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S, and receipt by the Trustee of an Officer’s Certificate certifying that the Company has received such evidence which may include an opinion of counsel stating that the Transfer Restrictions have ceased and terminated with respect to such Note. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an opinion of counsel, if any, and Officer’s Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

At the request of the Holder and upon the surrender of such Restricted Notes to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 2.3, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a “Restricted Note” for all purposes of this Second Supplemental Indenture.

The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any opinion of counsel.

As used in this Section 2.3.1, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

2.3.2	Transfers Between Global Notes

(i)	Restricted Global Note to Regulation S Global Note If the owner of a beneficial interest (an “Owner Transferor”) in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.3.2(i). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an “Agent Member Transferor”) with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an “Agent Member Transferee”) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the “Restricted Global Transferred Amount”), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(ii)	Restricted Global Note to Unrestricted Global Note If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.3.2(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream, Luxembourg) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(iii)

Regulation S Global Note or Unrestricted Global Note to Restricted Global Note If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.3.2(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so

transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

2.3.3	In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 2.3, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company from time to time and, in the case of a transfer or exchange involving a Global Note, the Applicable Procedures.

2.3.4	Notwithstanding the foregoing, during the period of two years after the issue date of the Notes, the Company shall not, and shall not permit any of its Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Company or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company further agrees to ask its Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

2.4	Form of Trustee’s Certificate of Authentication

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture, as supplemented by the Second Supplemental Indenture.

Dated:

JPMORGAN CHASE BANK

as Trustee

By:
Authorized Officer

2.5	Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Company will maintain (i) in the Borough of Manhattan, The City of New York and (ii) in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, an office or agency, in each case in accordance with Section 10.2 of the Original Indenture.

2.6	Luxembourg Listing

The Company shall use all reasonable efforts to cause the Notes to be duly authorized for listing on the Luxembourg Stock Exchange or another recognized securities exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Notes thereon.

2.7	Registration Rights

The Holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Guarantor and the Initial Purchasers (the “Registration Rights Agreement”), which Registration Rights Agreement provides for the registration of the Notes with the Commission or the issue of notes so registered in exchange for the outstanding Notes.

2.8	Prescription Period

Claims for payment of principal in respect of the Notes shall be prescribed upon the expiration of 10 years, and claims for payment of interest in respect of the Notes shall be prescribed upon the expiration of 5 years, in each case from the Relevant Date thereof.

3	Miscellaneous Provisions

3.1	Separability of Invalid Provisions

In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Second Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture shall be construed as if such provision had never been contained herein.

3.2	Execution in Counterparts

This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

4	The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

In Witness Whereof, the parties hereto have caused this Second Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

Executed as a DEED by VALE OVERSEAS LIMITED, the Company

By:	/S/ FABIO BARBOSA
Name:
Title:

By:	/s/
Name:
Title:

COMPANHIA VALE DO RIO DOCE, as Guarantor

By:	/S/ FABIO BARBOSA
Name:
Title:

By:	/s/
Name:
Title:

JPMORGAN CHASE BANK, as Trustee

By:	/S/ LESLEY DALEY
Name: Lesley Daley
Title: Trust Officer

ANNEX A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.3.2(i)

of the Supplemental Indenture)

JPMorgan Chase Bank,

as Trustee

4 New York Plaza

New York, New York 10004

Attn: Institutional Trust Services

Re:        9% Series A Guaranteed Notes due 2013 of Vale Overseas Limited (the “Notes”)

Reference is hereby made to the Second Supplemental Indenture, dated August 8, 2003 (the “Supplemental Indenture”), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $300,000,000 principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. [            ]) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CINS No. [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) or Rule 144 under the United States Securities Act of 1933 (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(i)	If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	either:

(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

A-1

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii)	If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144 under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

cc:	Vale Overseas Limited

A-2

ANNEX B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 2.3.2(ii)

of the Supplemental Indenture)

JPMorgan Chase Bank,

as Trustee

4 New York Plaza

New York, New York 10004

Attn: Institutional Trust Services

Re:        9% Series A Guaranteed Notes due 2013 of Vale Overseas Limited (the “Notes”)

Reference is hereby made to the Second Supplemental Indenture, dated August 8, 2003 (the “Supplemental Indenture”), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $300,000,000 principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. [            ]) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CINS No. [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933 (the “Securities Act”), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

(i)	If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	either:

(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

B-1

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii)	If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

cc:	Vale Overseas Limited

B-2

ANNEX C

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 2.3.2(iii)

of the Supplemental Indenture)

[Transferor Certificate]

JPMorgan Chase Bank,

as Trustee

4 New York Plaza

New York, New York 10004

Attn: Institutional Trust Services

Re:        9% Series A Guaranteed Notes due 2013 of Vale Overseas Limited (the “Notes”)

Reference is hereby made to the Second Supplemental Indenture, dated August 8, 2003 (the “Supplemental Indenture”), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $300,000,000 principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CINS No. [            ]) (Common Code: [            ]; ISIN: [            ]) in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. [            ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1)	Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2)	the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A(a)(1) and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3)	it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.

C-1

[Insert Name of Transferor]

By:
Name:
Title:

Date:

cc:	Vale Overseas Limited

C-2